UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

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April 2024 SPRING 2024 INVESTOR ENGAGEMENT American Express Company

We are committed to ongoing shareholder engagement to understand their perspectives and priorities and to inform our decision-making. Executive Summary Strategic Imperatives Executive Compensation Governance Corporate Sustainability / ESG Our strategic imperatives and enterprise-wide initiatives are based on our differentiated business model, our diverse customer base and global footprint. We continue to evolve our executive compensation program to respond to feedback we have received from shareholders. Our Board is thoughtfully assembled with the right balance of experience, skills, tenure and diversity to provide effective oversight. Our ESG mission is to back people and businesses to thrive and create equitable, resilient, and sustainable communities globally. 2

Our Strategic Imperatives… Expand leadership in the premium consumer space Build on our strong position in commercial payments Strengthen our global, integrated network Build on our unique global position 3 We are a leader in providing credit and charge cards to a broad range of customers, including consumers, small businesses, mid-sized companies and large corporations around the world. We seek to grow by focusing on four strategic imperatives:

…are based on the competitive advantages of our business model... 4 Brand Strength Service Excellence Membership Model Lifestyle & Business- Centric Assets Premium Customer Base at Scale MerchantsCard Members AnalyticsData Technology

5 We continued to see strong momentum in 2023 FY 2023 Financial Performance $8.4B NET INCOME $11.21 EPS(2) $5.3B TOTAL CAPITAL RETURNED TO SHAREHOLDERS 12.2M NEW PROPRIETARY CARDS ACQUIRED 141M CARDS-IN-FORCE 1) Total Revenues Net of Interest Expense adjusted for FX is a non-GAAP measure. FX-adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (e.g., assumes the foreign exchange rates used to determine results for the current period apply to the corresponding prior year period against which such results are being compared). Management believes the presentation of information on an FX-adjusted basis is helpful to investors by making it easier to compare the Company’s performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates. 2) Attributable to common shareholders. Represents net income less earnings allocated to participating share awards and dividends on preferred shares. $60.5B TOTAL REVENUE YoY Growth: 14% / 15% Reported / FX-Adjusted(1) $1.5T WORLDWIDE BILLED BUSINESS YoY Growth: 9%

We continue to engage with our shareholders to solicit and consider feedback in addition to focusing on the following:  Aligning our executive compensation programs with the Company’s strategic goals and long-term success  Engaging with stakeholders and actively incorporating feedback from shareholders when considering program or disclosure enhancements  Using a balanced scorecard with metrics across a range of categories to drive strong Company performance  Focusing on strong governance practices in our executive compensation programs  Discouraging imprudent risk-taking including, where appropriate, making adjustments to incentive outcomes  Regular discussions with the Compensation & Benefits Committee (CBC) to review performance and executive pay Our Compensation Program and Our Commitment to Shareholders 6 Our Board continues to consider the long-term interests of the Company and shareholders when making decisions regarding our compensation programs

2023 Executive Compensation

- **CBC continues to approve compensation decisions with a focus on aligning executive pay with company performance and its long-term growth plan**
  - ✓ The 2023 Annual Incentive Award (AIA) Company Multiplier of 130% reflects significant outperformance against the Company Scorecard
    - Total revenue reached an all-time high of $60.5 billion, up 14% versus the prior year
    - Added 12.2 million new proprietary cards, achieved industry-leading credit performance and continued to grow merchant acceptance
    - 91% of colleagues who participated in the Colleague Experience Survey said they would recommend Amex as a great place to work
    - Excellence in strategic outcomes, including leadership in the premium space and generational relevance with Millennials & Gen-Z's
  - ✓ Top quartile 3-year Return on Equity (ROE) and Total Shareholder Return (TSR) performance versus our Long-Term Incentive Award (LTIA) peer group led to an above target vesting of the 2021 Performance Restricted Stock Units (PRSU)
- **How our compensation program supports business strategy**

Compensation Programs		Performance Measures	Compensation Component
Base Salary		--	• Fixed compensation
AIA		Shareholder (45%); Customer (15%); Colleague (15%); Strategic (25%)	• Performance measured against Company Scorecard for all executives to promote enterprise thinking
LTIA	PRSU (80% of LTIA)	3-year relative ROE and relative TSR vs peers	• Aligns incentives with shareholders' long-term interests • Vest 3-years after grant subject to performance
	Stock Options (20% of LTIA)	Positive cumulative net income	

2023 CEO Total Direct Compensation Pay Mix



Base Salary
AIA
PRSU
Stock Options
4%
30%
53%
13%
96% of total CEO compensation is performance-based with a significant portion (66%) tied to future performance of the Company

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2023 Shareholder Feedback What We Heard 2022 Special Award The use of special awards is disfavored, particularly for the CEO The award lacked sufficiently rigorous performance conditions or rationale that would have mitigated concerns, and the measurement period for TSR should have been for a longer period of time CEO Pay The pace of CEO pay increases in recent years has been elevated without sufficient rationale Short-Term Incentive Program Disclosure of how AIA goals are set and how performance is measured is limited, and it is difficult to assess how outcomes were achieved Financial objectives/quantitative goals are weighted at less than 50% of the AIA scorecard Individual performance disclosures particularly on the individual multiplier require additional explanation 8

How We Have Responded to Shareholder Feedback 9 2024 Proxy Disclosures and Responsiveness to 2023 Say-on-Pay Vote •Special Awards will no longer be awarded for Mr. Squeri •No Special Awards granted through 2023 to other NEOs and none are currently being considered •No changes to CEO target pay for 2024 •Enhanced disclosures around our AIA program and performance – Additional detail on goal setting and performance determination introducing our 100% AIA achievement level with intra-category metric weightings detailed for transparency – Detailed how each quadrant of our scorecard links to shareholder, customer, and enterprise value – Performance outcomes that warrant our Company Performance Multiplier of 130% •Individual Performance Highlights for each NEO New for 2024 •Beginning in 2024, the Compensation and Benefits Committee increased the weighting of our Shareholder quadrant (i.e., financial objectives) from 45% to 60%, increasing the weight towards quantifiable financial objectives. As a result, the weightings for our other quadrants will shift to the following: Customer (10%) Colleague (10%), and Strategic (20%). Shareholder feedback was delivered to our Board and has led to modifications in our executive compensation programs, governance practices and disclosures.

Our Director Nominees



Thomas J. Baltimore
Chairman and CEO, Park Hotels & Resorts, Inc.

Committee Membership:
- Audit and Compliance



John J. Brennan
Chairman Emeritus and Senior Advisor, The Vanguard Group, Inc.
Lead Independent Director

Committee Memberships:
- Audit and Compliance
- Compensation and Benefits (Chair)



Walter J. Clayton III
Senior Policy Advisor and Of Counsel, Sullivan & Cromwell LLP

Committee Memberships:
- Audit and Compliance (Chair)
- Nominating, Governance and Public Responsibility



Theodore J. Leonsis
Founder, Chairman and CEO, Monumental Sports & Entertainment, LLC

Committee Memberships:
- Compensation and Benefits
- Nominating, Governance and Public Responsibility



Deborah P. Majoras
Former Chief Legal Officer and Corporate Secretary, Procter & Gamble Co.

Committee Memberships:
- Nominating, Governance and Public Responsibility
- Risk



Karen L. Parkhill
Executive Vice President and Chief Financial Officer, Medtronic, Inc.

Committee Memberships:
- Audit and Compliance
- Risk (Chair)



Charles E. Phillips
Managing Partner and Co-Founder, Recognize

Committee Membership:
- Compensation and Benefits
- Risk



Lynn A. Pike
Former President, Capital One Bank

Committee Membership:
- Compensation and Benefits



Stephen J. Squeri
CEO, American Express Company
Chairman



Daniel L. Vasella
Honorary Chairman and Former Chairman and CEO, Novartis AG

Committee Memberships:
- Compensation and Benefits
- Nominating, Governance and Public Responsibility



Lisa W. Wardell
Former Executive Chairman, Adtalem Global Education, Inc.

Committee Memberships:
- Audit and Compliance
- Risk



Christopher D. Young
Executive Vice President – Business Development, Strategy and Ventures, Microsoft Corp.

Committee Memberships:
- Nominating, Governance and Public Responsibility (Chair)
- Risk

**Board and Committee Memberships are as of March 6, 2024*

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Board Nominee Demographics

Our Board is made up of a diverse group of leaders with substantial experience in their respective fields. The combination of skills, qualifications, and experiences of the directors contribute to an effective and well-functioning Board necessary to provide effective oversight and insightful strategic guidance.

Director Nominee Composition Snapshot*

Independent


92%

Women


33%

Race / Ethnicity[1]


33%

Tenure


1-3 YEARS
5
4-6 YEARS
4
7-10 YEARS
1
>10 YEARS
2

AVERAGE TENURE
5 YEARS

AVERAGE AGE
62 YEARS

GENDER OR ETHNIC DIVERSITY[1]
58%

Diversity of Skills and Viewpoints

- Core Business, Operations & Management (including Human Capital Management)
- Public Company Governance
- Technology & Cybersecurity
- Government, Legal/ Regulatory
- Financial Services & Investment Experience
- Public Company CEO Experience
- Risk and Audit Oversight
- Brand and Marketing
- Global Business

*As of March 6, 2024
[1]Based on self-identified characteristics

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12 Our ESG Governance Framework MISSION: BACK PEOPLE AND BUSINESSES TO THRIVE AND CREATE EQUITABLE, RESILIENT, AND SUSTAINABLE COMMUNITIES GLOBALLY PROMOTE DIVERSITY, EQUITY, & INCLUSION ESG DISCLO- SURES CLIMATE RISK MGMT. ESG STEERING COMMITTEE EXECUTIVE COMMITTEE ENTERPRISE RISK MANAGEMENT COMMITTEE BUSINESS UNITS ACROSS THE COMPANY ESG WORKING GROUPS BUILD FINANCIAL CONFIDENCE ADVANCE CLIMATE SOLUTIONS NET-ZERO International MARKET ESG WORKING GROUPS* BOARD OVERSIGHT ADVANCE CLIMATE SOLUTIONS BUILD FINANCIAL CONFIDENCE PROMOTE DIVERSITY, EQUITY, AND INCLUSION NOMINATING, GOVERNANCE, & PUBLIC RESPONSIBILITY COMMITTEE MANAGEMENT & IMPLEMENTATION CORPORATE SUSTAINABILITY: ENTERPRISE ESG TEAM CLIMATE RISK TEAM RISK COMMITTEE COMPENSATION & BENEFITS COMMITTEE *International ESG Working Groups are organized with respect to specific international jurisdictions and include a localized ESG governance structure that ladders up to the enterprise ESG Governance Framework.

Highlights of Our Progress in 2022-2023 13 Recycled or reclaimed plastic cards In 2022, we set a goal for the vast majority of plastic cards issued by American Express to be made from at least 70% recycled or reclaimed plastic by the end of 2024. In 2022 and 2023, we continued to expand cards made from recycled or reclaimed plastics globally including in the United States, Canada, France, Germany, Italy, Spain, and Australia. 100% pay equity In 2023, for the fourth consecutive year, we maintained 100% pay equity for colleagues globally and across races and ethnicities in the United States. ADVANCE CLIMATE SOLUTIONS PROMOTE DIVERSITY, EQUITY, AND INCLUSION $484 million In 2023, we made or contributed capital to approximately $484 million in investments, community development loans and grants through The American Express Center for Community Development to support small business needs, job creation and retention and affordable housing, including the development of 2,500 units for families in need. BUILD FINANCIAL CONFIDENCE

This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. You can identify forward-looking statements by words such as “expect,” “anticipate,” “intend,” “plan,” “aim,” “pledge,” “seek,” “goal,” “commit,” “will,” “may,” “should,” “could,” “would,” or other similar expressions. Actual results may differ from those set forth in the forward-looking statements due to a variety of factors, including those contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2023, and the company’s other filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements. Cautionary Note Regarding Forward-Looking Statements 14